Exhibit 99.5
Confirmation of agreement to Option Deed amendments

Promin Mining Services Pty Limited 30 Thompson Street MOSMAN NSW 2088	24 September 2007 Matter 81181384
Attention: Kenneth M Phillips
Dear Sir
Amendments to Option Deed
This is to confirm our agreement as follows in relation to the Option Deed entered into on 3 May 2007.
1	Coeur has agreed with the other parties to the Merger Implementation Agreement that the ‘End Date’ under the Merger Implementation Agreement will be amended in certain circumstances (Revised End Date).
2	If the ‘End Date’ is amended as discussed in paragraph 1, the definitions in the Option Deed are amended as follows:

Exercise Period	the period commencing on the earlier of:
(a) the date which is one month before the Revised End Date; and

(b) the date on which it becomes likely that the Scheme will not become effective by the date one month before the Revised End Date and ending on the Expiry Date.

Expiry Date	the earlier of:

(a) the Revised End Date; and

(b) the date of the implementation of the Scheme.
There will be no change to the definition of Exercise Period or Expiry Date if the End Date is not amended.
This letter does not otherwise amend or affect the validity or enforceability of the Option Deed.
Unless specified, defined terms in this letter have the meaning given to them in the Option Deed.

This letter may be signed in any number of counterparts and by the parties on separate counterparts.
Yours sincerely

Signed by Coeur d’ Alene Mines Corporation by

sign here:	/s/ Mitchell Krebs

Officer
print name	Mitchell Krebs

Signed by Promin Mining Services Pty Limited by

sign here:	/s/ Pauline Phillips

Company Secretary/Director
print name	Pauline Phillips

sign here:	/s/ Kenneth M. Phillips

Director
print name	Kenneth M. Phillips
Extension of expiry date under Option Deed         page 2